UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 13, 2011

VISION INDUSTRIES CORP.

(Exact name of registrant as specified in charter)

Florida

(State or other jurisdiction of incorporation)

333-146209	14-1908451
(Commission File Number)	(IRS Employer Identification No.)

120 Eucalyptus Dr.

El Segundo, CA 90245

(Address of principal executive offices and zip code)

(310) 454-5658

 (Registrant’s telephone number including area code)

2601 Ocean Park Blvd., Suite 110

Santa Monica, CA 90405

 (Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On April 8, 2011, Vision Industries Corp. (the “Company”) commenced litigation against Lawrence Weisdorn and Donald Hejmanowski as well as ICE Conversions, Inc. (collectively the “Defendants”).   Weisdorn and Hejmanowski are former employees and executives of the Company.  The litigation includes causes of action for alleged breach of fiduciary duty, fraud, conversion and unfair competition (amongst other causes) as charged by the Company against the Defendants.   The Company intends to enforce its rights to the fullest extent of the law through the subject litigation.

On May 13, 2011, the Company received by US Mail Donald Hejmanowski’s Answer to the above Complaint, along with a counterclaim against the Company alleging that the Company breached Hejmanowski’s former employment agreement and a related settlement agreement and release.  The Company denies the allegations in the Hejmanowski counter-claim and continues to prosecute its case against all Defendants, including Hejmanowksi.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISION INDUSTRIES CORP.
Dated: June 1, 2011	By:	/s/ MARTIN SCHUERMANN
Name: Martin Schuermann Title: President and Chief Executive Officer